                                  EXHIBIT 23.1

                           Consents of BDO Seidman LLP




Consent of Independent Certified Public Accountants



American Business Financial Services, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed on September 29, 1998, File No. 333-64655, the Form S-8 Registrations Statement filed on July 1, 1999, File No. 333-82127, the Form S-8 Registration Statement filed May 26, 2000, File No. 333-37944 and the Form S-8 Registration Statement filed May 3, 2002 File No. 333-87598, of our report dated August 29, 2003, except for Note l, Business Conditions, and Note 9, which are as of September 22, 2003, relating to the consolidated financial statements and schedules of American Business Financial Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.





                                                 /s/ BDO Seidman, LLP
                                                 ----------------------
                                                     BDO Seidman, LLP


Philadelphia, Pennsylvania
September 29, 2003